APPENDIX G
To Southwest Georgia Farm Credit, ACA
Irrevocable Letter of Credit
No.
Form of Sight Draft

City	State
TO: Southwest Georgia Farm Credit, ACA 411 West Broughton Street Bainbridge, Georgia 39818 Attention:

At site
PAY TO:	Wells Fargo Bank, N.A., as Trustee (BENEFICIARY’S NAME)
                                                                 U.S. DOLLARS ($                                         ) FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF IRREVOCABLE LETTER OF CREDIT NO.

Wells Fargo Bank, N.A., Corporate Trust Agents 11th Floor MAC P6101-114 Portland, Oregon 97201
Attention:

ABA No:

Account No:

,

As Trustee

By:
(Authorized Officer)

Exhibit 10.21
IRREVOCABLE CONFIRMATION NO. SE446849W
$29,000,000
Mitchell County Development Authority
Variable Rate Demand Solid Waste Disposal
Revenue Bonds, Series 2006
(First United Ethanol, LLC Project)

Date of Issue:	November 30, 2006
Stated Expiration Date:	November 30, 2007

	To:	Wells Fargo Bank, National Association
Corporate Trust Department
1300 SW Fifth Avenue, 11th Floor
MAC P6101-114
Portland, OR 97201
Ladies and Gentlemen:
     We hereby confirm at the request of and for the account of Southwest Georgia Farm Credit, ACA, a federally chartered instrumentality organized and existing under the laws of the United States of America (the “LOC Bank”), the Letter of Credit No. 050-011-574509-02 issued by the LOC Bank on November 30, 2006 as extended from time to time (as amended, modified or supplemented from time to time, the “Letter of Credit”). We hereby irrevocably authorize Wells Fargo Bank, National Association, as Trustee (the “Trustee”) under the terms and conditions more fully set forth in Trust Indenture, dated as of October 1, 2006 (as amended, modified or supplemented from time to time, the “Indenture”), by and between the Mitchell County Development Authority (the “Issuer”) and the Trustee, pursuant to which $29,000,000 in aggregate principal amount of the Issuer’s Variable Rate Demand Solid Waste Disposal Revenue Bonds, Series 2006 (First United Ethanol, LLC Project) (the “Bonds”) were issued by the Issuer, $29,000,000 principal amount of which are currently outstanding, to draw on us at sight up to a maximum aggregate amount of Twenty Nine Million Eight Hundred Sixty-Six Thousand Twenty-Seven Dollars and Forty Cents ($29,866,027.40) (the “Stated Amount”), upon the terms and conditions hereinafter set forth, in the event that the Trustee’s drawing presented to the LOC Bank is dishonored (“dishonored draw”) for the reasons indicated below. Of the Stated Amount:
(1)	an amount not exceeding fifty three million five hundred thousand dollars ($29,000,000) may be drawn upon for payment of the unpaid principal amount of the Bonds (the “Principal Portion”); and

(2)	an amount not exceeding Eight Hundred Sixty-Six Thousand Twenty-Seven Dollars and Forty Cents ($866,027.40) may be drawn upon for the payment of up to one hundred and nine days (109) days’ accrued interest on the Bonds at the maximum interest rate of ten percent (10%) calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable (the “Interest Portion”), all effective immediately and expiring on the Stated Expiration Date set forth above. This Confirmation is irrevocable.
     In the event a properly made request for a draw under the Letter of Credit is dishonored by the LOC Bank (other than a dishonored draw due to discrepant documents presented), or prior to a properly made draw request to the LOC Bank you have knowledge that the LOC Bank or any governmental authority having jurisdiction over the LOC Bank has repudiated the Letter of Credit (any such event described above, a “Dishonored Draw”), you shall be entitled to make a draw hereunder as provided below.
     Funds under this Confirmation are available to the Trustee against its sight draft presented to Wachovia Bank, National Association, in the form attached hereto as Exhibit A, accompanied by a Certificate in the form attached hereto as Exhibit B, each signed by a duly authorized officer or signer of the Trustee and accompanied by a copy of any draft and certificate submitted (or, if the Letter of Credit has been repudiated, which would have been submitted) to the LOC Bank for payment and refused. Presentation of such draft and certificate shall be made at our offices located at: Wachovia Bank, National Association, 401 Linden Street 1st Floor Winston-Salem, North Carolina 27101 Attention: Standby Letter of Credit Department. Any draws made by facsimile will be made to (336) 735-0950/ 0952 and will be promptly followed by an original, executed draft and certificate to our offices (such draft and certificate shall provide the date when its facsimile copy was sent to us). We will honor drawings hereunder with our own funds.
     Drafts drawn under and in compliance with the terms of this Confirmation must be presented to us before the close of business on the Stated Expiration Date; provided, however, that this Confirmation shall be automatically renewed without amendment for successive one (1) year periods from the Stated Expiration Date and each successive expiration date thereafter (each an “Expiration Date”) to a final Expiration Date of November 30, 2013, unless at least sixty (60) days prior to the applicable Expiration Date we shall notify the Trustee by certified mail, return receipt requested or courier mail, that we are not renewing this Confirmation for any additional period. Notwithstanding the foregoing, this Confirmation shall be renewed only (a) upon the renewal of the Letter of Credit and (b) to an Expiration Date which is not later than the scheduled expiration date of the renewed Letter of Credit.
     Multiple draws are not permitted under this Confirmation.
     As used herein, “Business Day” means any day other than (1) a Saturday or Sunday, (2) a day on which commercial banks in (a) New York, New York, or (b) the city or cities in which the (i) corporate trust office of the Trustee responsible for administration of the Indenture, or (ii) the office of the LOC Bank or our office at which demands for payment under the Letter of Credit or this Confirmation, respectively, are to be presented, or (iii) our branch through which we wire funds, are authorized or required by law to close or (3) a day on which the New York Stock Exchange is closed.
     If a drawing is made by the Trustee hereunder on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof and are presented at such office at or prior to 4:00 p.m., Eastern Time, payment shall be made to the Trustee of the amount specified, in immediately available funds, no later than 2:00 p.m., Eastern Time, on the next succeeding Business Day. If a drawing is made by the Trustee hereunder on a Business Day, and provided that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof and are presented to such office after 4:00 p.m., Eastern Time, payment shall be made to the Trustee of the amount specified, in immediately available funds, no later than 2:00 p.m., Eastern Time, on the second succeeding Business Day.
     This Confirmation and the Stated Amount available to be drawn by the Trustee shall be automatically, immediately and permanently reduced by an amount equal to any permanent reduction of the “Stated Amount” under the Letter of Credit. You will promptly communicate any and all reductions to us with a telephonic notification to (800) 776-3862 followed by an original completed reduction certificate, in the form attached hereto as Exhibit D, via courier service. Upon such presentation, we will either reissue this Confirmation in the maximum amount available hereunder or otherwise amend this Confirmation to reflect such maximum amount then available.
     This Confirmation will cease upon the earliest of: (a) the Expiration Date of this Confirmation or any extended date hereof; (b) the expiration date of the Letter of Credit or any extended date thereof; (c) the occurrence of any automatic termination event described in the Letter of Credit; or (d) the discharge of all of the LOC Bank’s obligations under the Letter of Credit.
     To the extent not inconsistent with the express terms hereof, this Confirmation shall be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590 (“ISP98”).
     We will honor a drawing under this Confirmation made on the fifth (5th) Business Day upon which we resume our business following an interruption of business due to acts of God, riots, civil commotions, insurrections, wars or any other causes beyond our control if the Stated Expiration Date occurs during such interruption, provided such documents conform to the terms of this Confirmation in all other respects.
     This Confirmation is transferable in its entirety to any transferee whom you certify to us as having succeeded you as Trustee in accordance with, and meeting all the requirement of, the terms of the Indenture and as beneficiary of this Confirmation and the Letter of Credit, and may be successively transferred. Transfer of this Confirmation to such transferee shall be effected by the presentation to us of this Confirmation accompanied by a certificate in the form attached hereto as Exhibit C and after we have received satisfactory notification that LOC Bank has agreed to the transferee on their books. Upon such presentation we shall forthwith transfer the same to the transferee by endorsing the transfer on the reverse of this Confirmation and forwarding the same directly to the transferee together with our customary notice of transfer or, if so requested by the transferee, issue a confirmation to the transferee with provisions therein consistent with this Confirmation.
     This Confirmation sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amplified by any agreement in which this Confirmation is referred to or to which this Confirmation relates except ISP98, and any such reference shall not be deemed to incorporate herein by reference any agreement except ISP98.

     This Irrevocable Confirmation will become operative on November 30, 2006. Any claims or drawings presented before November 30, 2006 will not be accepted.

Sincerely,

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Perryman

Name:	Brian Berryman
Title:	Banking Officer

EXHIBIT A
Wachovia Bank, National Association
401 Linden Street, 1st Floor
Winston-Salem, North Carolina 27101
Attention: Standby Letter of Credit Department
Date:
Pay to the order of                      the amount of                                          ($                    ) drawn on Wachovia Bank, National Association, as issuer of its Irrevocable Confirmation No. SE446849W, dated November 30, 2006.

, as Trustee

By:

Name:

Title:

EXHIBIT B
CERTIFICATE
Wachovia Bank, National Association
401 Linden Street, 1st Floor
Winston-Salem, North Carolina 27101
Attention: Standby Letter of Credit Department
Re:	Wachovia Bank, National Association Irrevocable Confirmation No. SE446849W
Date:
     The undersigned, a duly authorized officer or signer of the Trustee, certifies to Wachovia Bank, National Association as issuer of the above-referenced Confirmation:
1.	All terms defined in the Confirmation are used in this certificate with the same meanings.

2.	The Trustee has duly presented a compliant drawing to LOC Bank for payment pursuant to its Letter of Credit and such drawing was not honored (we further certify that we have not received any notice/communication from the LOC Bank that our drawing was non-conforming) or the LOC Bank has repudiated the Letter of Credit. We attach herewith a copy of our original draw certificate and draft drawn on and presented (or which would have been presented except for the repudiation of the Letter of Credit) to the LOC Bank on the respective due date.

3.	The total amount being requested hereunder is $ , being equal to the sum of (a) $ constituting the current Principal Portion and (b) $ constituting the current Interest Portion.

4.	Please wire funds as follows: .

, as Trustee

By:

Name:

Title:

EXHIBIT C
INSTRUCTION TO TRANSFER
Wachovia Bank, National Association
401 Linden Street, 1st Floor
Winston-Salem, North Carolina 27101
Attention: Standby Letter of Credit Department
Re: Your Irrevocable Confirmation No. SE446849W
Ladies and Gentlemen:
For value received, the undersigned beneficiary hereby irrevocably transfers to [Insert Name and Address of Transferee], all rights of the undersigned beneficiary to draw under the above-referenced Confirmation (the “Confirmation”). The transferee has succeeded the undersigned as Trustee under the Indenture and as beneficiary under the Letter of Credit (as such terms are defined in the Confirmation).
     By this transfer, all rights of the undersigned beneficiary in the Confirmation are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof, provided, however, that no right shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Confirmation pertaining to transfers. The Confirmation is returned herewith and in accordance therewith we ask that this transfer be effective and that you transfer the Confirmation to our transferee by endorsing the transfer on the reverse of the original Confirmation and forwarding the same directly to the transferee together with your customary notice of transfer or that, if so requested by the transferee, you issue a new irrevocable confirmation in favor of the transferee with provisions consistent with the Confirmation. We have already communicated our request to the LOC Bank and understand that this confirmation transfer will not be effective until you receive instructions from the LOC Bank that they have effected the transfer on their books. Once the transferred credit is received by the LOC Bank we will effect the transfer of our confirmation herewith.

Date:		, as Trustee

By:

Name:

Title:

EXHIBIT D
CERTIFICATE AS TO REDUCTION
OF CONFIRMATION COMMITMENT
Wachovia Bank, National Association
401 Linden Street, 1st Floor
Winston-Salem, North Carolina 27101
Attention: Standby Letter of Credit Department
RE:	Wachovia Bank, National Association Irrevocable Confirmation No. SE446849W
Ladies and Gentlemen:
     The undersigned, a duly authorized officer or signer of                     , a national banking association, as Trustee (the “Trustee”), hereby certifies to you, with reference to your Irrevocable Confirmation No SE446849W (the “Confirmation”) issued by you in favor of the Trustee that:
1.	The Trustee is the Trustee under the Indenture for the holders of the Bonds.

2.	The Confirmation is entitled to a reduction in the Stated Amount as a result of a permanent reduction of the “Stated Amount” under and as defined in the letter of credit. the Stated Amount shall be reduced, effective as of , as follows:
A.	The Principal Portion shall be reduced to $ .

B.	The Interest Portion shall be reduced to $ .
3.	The undersigned officer or signer and representative is duly authorized to sign this certificate on behalf of the Trustee.

4.	Capitalized terms used herein and not defined shall have their respective meanings as set forth in the Confirmation.

IN WITNESS WHEREOF, the duly authorized officer or signer of the Trustee has executed and delivered this Certificate as to Reduction of Confirmation Commitment on this ___ day of ______, 200_.

TRUSTEE:		, as Trustee

By:

Name:

Title: